Exhibit 99.6

AMENDED AND RESTATED

TRUSTCO BANK

AND

TRUSTCO BANK CORP NY

SUPPLEMENTAL

RETIREMENT PLAN

JANUARY 1, 2008

TABLE OF CONTENTS

i

ii

AMENDED AND RESTATED
TRUSTCO BANK AND TRUSTCO BANK CORP NY
SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, Trustco Bank, a national bank duly organized and existing under the laws of the United States (hereinafter referred to as the “Bank”) maintains the Trustco Bank Supplemental Retirement Plan (hereinafter referred to as the “Plan”); and

WHEREAS, the Bank desires to amend and restate the Plan in its entirety, effective as of January 1, 2008; and

WHEREAS, TrustCo Bank Corp NY, a New York corporation (hereinafter referred to as “TrustCo” and collectively with the Bank referred to as the “Companies”) desire to adopt and participate in the Plan;

NOW, THEREFORE, the Plan is hereby amended and restated in its entirety, effective as of January 1, 2008, to read as follows:

ARTICLE I
DEFINITIONS

Except as otherwise specified herein, all capitalized terms shall have the same meanings as such terms have under the Retirement Plan of Trustco Bank.

SECTION 1.1.         “Actuarial Equivalent” means an amount or a benefit, as the case may be, of equivalent value as calculated below.

A.
Except as otherwise provided below, the determination of Actuarial Equivalent shall be based upon the following actuarial assumptions: the UP-1984 Mortality Table, set back two years, and interest at the rate of 7½% per annum compounded annually.

B.
Prior to January 1, 1999, the present value of any benefit for purposes of determining the amount of a lump sum distribution will be equal to the present value determined using the “Applicable Interest Rate” if such rate results in larger present value than calculated using a rate of 70.  The Applicable Interest Rate is the rate or rates that would be used by the Pension Benefit Guaranty Bank for the purposes of determining the present value of a lump sum distribution on termination of a qualified retirement plan (the “PBGC Rate”), determined as of the first day of the Plan Year in which the distribution is made.

C.
On or after January 1, 1999, the present value of any benefit for purposes of determining the amount of a lump sum distribution will be equal to the present value determined using the 1983 Group Annuitant Mortality Table weighted 50% Males, 50% Females as set forth in Revenue Ruling 95-6 and the interest rate on 30-year treasury securities as specified by the Commissioner of the Internal Revenue Service for the month of November of the Plan Year preceding the Plan Year in which the distribution is made (or such other interest rate as may be then applied for purposes of determining the amount of a lump sum distribution, as specified in Section 1.3C of the Retirement Plan) if such rate results in larger present value than calculated using the assumptions set forth in paragraph A above.

In the event the actuarial assumptions are amended, the Actuarial Equivalent of a benefit on or after the change, with respect to a Participant on the date of change, shall be determined as the greater of (a) the Actuarial Equivalent of the Accrued Benefit as of the date of change computed on the old basis, or (b) the Actuarial Equivalent of the Accrued Benefit as of the date of determination computed on the new basis.

SECTION 1.2.         “Affiliate” means TrustCo Bank Corp NY or any subsidiary, 50% or more of the voting power of which is owned, directly or indirectly, by TrustCo Bank Corp NY or the Bank.

SECTION 1.3.         “Bank” has the meaning as set forth in the preamble hereto.

SECTION 1.4.         “Board of Directors” means the Board of Directors of Trustco Bank.

SECTION 1.5.         “Cause” means conduct of a Participant that involves the commission of an act of fraud, embezzlement or theft constituting a felony against any of the Companies as finally determined by a court of competent jurisdiction or an unequivocal admission by the Participant.

SECTION 1.6.        “Change in Control” means a change in the ownership of the Company, a change in the effective control of the Company or TrustCo Bank, or a change in the ownership of a substantial portion of the assets of the Company or TrustCo Bank, as provided in Section 409A(a)(2)(A)(v) of the Internal Revenue Code, Treas. Reg. §1.409A-3(i)(5), and any guidance or regulations promulgated under Section 409A of the Code.  Subject to the foregoing, Treas. Reg. §1.409A-3(i)(5) provides the following:

(i)             a change in the ownership of the Company or TrustCo Bank occurs on the date that any one person, or more than one person acting as a group (as defined in Treas. Reg. §1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or TrustCo Bank.  However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company or TrustCo Bank, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company or TrustCo Bank (or to cause a change in the effective control of the Company or TrustCo Bank (within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Company or TrustCo Bank (or issuance of stock of the Company or TrustCo Bank) and stock in the Company remains outstanding after the transaction (see paragraph (c) below for rules regarding the transfer of assets of the Company);

(ii)            a change in the effective control occurs only on the date that either: (i) any one person, or more than one person acting as a group (as determined in Treas. Reg. §1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company or TrustCo Bank possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election; or

(iii)           a change in the ownership of a substantial portion of the Company’s or TrustCo Bank’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in Treas. Reg. §1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company or TrustCo Bank that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

SECTION 1.7.         “Code” means the Internal Revenue Code of 1986, as amended.

SECTION 1.8.         “Committee” means the committee appointed by the Board of Directors to administer the Plan.

SECTION 1.9.        “Credited Years of Service” means (i) as of a Determination Date, a Participant’s Years of Benefit Service, as calculated under the Retirement Plan without taking into account the maximum limit on Years of Benefit Service set forth in the Retirement Plan, and (ii) as of a Participant’s Normal Retirement Date, a Participant’s Years of Benefit Service, as calculated under the Retirement Plan without taking into account the maximum limit on Years of Benefit Service set forth in the Retirement Plan, plus the number of Plan Years (and fractions thereof) from the Determination Date to his Normal Retirement Date.

SECTION 1.10.       “Determination Date” means the date of termination of employment or the date any of the Companies elects to distribute the present value of the Supplemental Retirement Benefit of the Participant or Beneficiary in a single lump sum.

SECTION 1.10A.   “Disability” means a mental or physical condition which (i) in the opinion of a physician mutually agreed upon by the Board of Directors and the Participant, will prevent the Participant from carrying out the material job responsibilities or duties to which the Participant was assigned at the time the disability was incurred, and (ii) is expected to last for an indefinite duration or a duration of more than six months.

SECTION 1.11.      “Earnings” means the calendar year earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with any of the Companies (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and amounts paid under the Trustco Bank Executive Officer Incentive Plan and the Trustco Bank Executive Incentive Plan) paid or accrued to a Participant by the Company and excluding the following:

(a)            contributions by any of the Companies to this Plan or contributions by any of the Companies under a simplified employee pension plan to the extent the contributions are deductible by the Executive, or any distributions from a plan of deferred compensation;

(b)            amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)            amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(d)            other amounts which received special tax benefits, or contributions made by any of the Companies (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of a Participant); and

(e)            amounts paid from any supplemental retirement plan maintained by any of the Companies.

Earnings includes any amounts contributed by any of the Companies or any related employer on behalf of a Participant pursuant to a salary reduction agreement which are not includable in the gross income of a Participant pursuant to Code Section 125, 401(a)(8), 401(k), 402(h) or 403(b).

SECTION 1.12.       “Employee” means any person, except Robert A. McCormick, who is employed as an executive officer by the Bank or any of its Affiliates.

SECTION 1.13.       “Final Average Earnings” as of any Determination Date shall be equal to the average of a Participant’s highest five consecutive Plan Years of Earnings out of the 10 consecutive Plan Years immediately preceding the Determination Date.

Provided, however, if a Participant’s Earnings for the Plan Year in which his employment with all of the Companies terminates for any reason is greater than his Earnings during the first Plan Year of the averaging period to be used, the first Plan Year Earnings shall be disregarded and the Earnings of the Participant during the Plan Year in which his employment terminates shall be taken into account.

SECTION 1.14.       “Normal Retirement Date” means the first day of the month coinciding with or next following the month in which a Participant attains age 65.

SECTION 1.15.       “Participant” means any Employee who is selected by the Board of Directors for participation in the Plan as provided in Article II.

SECTION 1.16.       “Plan” has the meaning as set forth in the preamble hereto and includes the Plan as it may be amended from time to time.

SECTION 1.17.       “Plan Year” means the 12 month period beginning on any January 1 and ending on the following December 31.

SECTION 1.18.      “Primary Social Security Benefit” means the annual amount that would be available to a Participant at social security retirement age under the provisions of Title II of the Social Security Act without regard to any changes in the wage base or benefit levels that take effect after that date, based on the assumption that he will continue to receive until social security retirement age compensation which would be treated as wages for purposes of the Social Security Act at the same rate as he received such compensation at the time of retirement, death, disability or termination of employment if such event precedes his attainment of social security retirement age.

SECTION 1.19.       “Projected Accrued Benefit” means the Participant’s Accrued Benefit under the Retirement Plan as of his Normal Retirement Date, based on Projected Earnings, Projected Final Average Earnings, Projected Primary Social Security Benefit, and Projected Years of Service.

SECTION 1.20.       “Projected Earnings” means the estimated annual earnings of a Participant for a future Plan Year and is equal to Earnings, excluding bonus, for the year ending on the Valuation Date increased by

(a)            the assumed future bonus payments, and

(b)            the assumed future cost of living increases for such year.

The rate of assumed future bonus payments and the rate of assumed future cost of living increases shall be determined as of each Valuation Date by the Committee.

SECTION 1.21.      “Projected Final Average Earnings” means the average of the highest five consecutive Plan Year’s Projected Earnings out of the 10 consecutive Plan Years immediately preceding the Normal Retirement Date. If the Participant is within 10 years of his Normal Retirement Date, his actual Earnings, including bonuses, will be used for any Plan Year prior to the Valuation Date.

Provided, however, if the Participant’s Earnings for the Plan Year in which his employment with all of the Companies terminates for any reason is greater than his Earnings during the first Plan Year of the averaging period to be used, the first Plan Year Earnings shall be disregarded and the Earnings of the Participant during the Plan Year in which his employment terminates shall be taken into account.

SECTION 1.22.      “Projected Primary Social Security Benefit” means the Participant’s estimated Primary Social Security Benefit as of the January 1st of the year during which he attains the Social Security retirement age assuming that the Social Security wage base and the Social Security cost of living increases are equal to the assumed future cost of living increases used for projecting earnings.

SECTION 1.23.       “Projected Total Retirement Benefit” means the Total Retirement Benefit of a Participant as of his Normal Retirement Date, based on Projected Earnings, Projected Final Average Earnings, Projected Primary Social Security Benefits, and Projected Years of Service.

SECTION 1.24.       “Projected Years of Service” means the completed Credited Years of Service at the Participant’s Normal Retirement Date assuming the Participant continues to work forty (40) hours per week from the Valuation Date to his Normal Retirement Date.

SECTION 1.25.       “Retirement Plan” means the Retirement Plan of Trustco Bank.

SECTION 1.26.       “Supplemental Account Balance” means a bookkeeping account maintained by the Companies which reflects a Participant’s benefit under the Plan as calculated under Article III herein.

SECTION 1.27.       “Supplemental Retirement Benefit” means the benefit calculated in accordance with Article III of the Plan.

SECTION 1.28.       “Total Retirement Benefit” for an individual who is a Participant in the Plan on December 31, 1993 means, as of any Determination Date, the greatest of the following formulas:

(a)	A career average pension equal to, for each year of employment:

(i)	1.1% of the first $5,000 of Earnings, plus,

(ii)	2.0% of Earnings in excess of $5,000, or

(b)	A pension equal to:

(i)	1% times Final Average Earnings times Credited Years of Service at Normal Retirement Date up to a maximum of 40 years, times

(ii)	Credited Years of Service as of the Determination Date divided by Credited Years of Service at Normal Retirement Date, or

(c)	A pension equal to:

(i)	2% times Final Average Earnings times Credited Years of Service at Normal Retirement Date up to a maximum of 40 years, less

(ii)	2% times the Primary Social Security Benefit times Credited Years of Service at Normal Retirement Date up to a maximum of 25 years, times

(iii)	Credited Years of Service at the Determination Date divided by Credited Years of Service at Normal Retirement Date, or

(d)	A pension equal to:

(i)
the Accrued Benefit under the Retirement Plan as of December 31, 1988 which is not limited by the maximum benefit limit under Code Section 415 and the maximum compensation limit under Code Section 401(a) (17), plus

(ii)	1.25% times Final Average Earnings times credited Years of Service after January 1, 1989 up to a maximum of X years at the Determination Date, plus

(iii)	.65% times Final Average Earnings in excess of the Covered Compensation level times Credited Years of Service after January 1, 1989 up to a maximum of X years at the Determination Date.

For purposes of subparagraphs (ii) and (iii), X is equal to 40 years minus the Credited Years of service at January 1, 1989.

For an individual who becomes a Participant in the Plan on or after January 1, 1994, “Total Retirement Benefit” means the formula described in subparagraph (d) of this Section 1.28.

SECTION 1.29.       “Valuation Date” means December 31 of each year.

ARTICLE II
PARTICIPATION

SECTION 2.1.        Participation in the Plan shall be limited to a select group of Employees of the Companies who are management or highly compensated Employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, and who have been selected by the Board of Directors to participate in the Plan; provided, however, that Robert A. McCormick shall not be a Participant in the Plan.

SECTION 2.2.        Each Employee selected by the Board of Directors to participate in the Plan shall indicate his agreement to the terms of the Plan by executing a Participation Agreement, a form of which is attached hereto as Exhibit A. Subject to Article VI, an Employee and any of the Companies may agree to vary the terms of the Plan as to such Employee.  Following December 31, 2008, no Employee who is not a participant in the Plan shall be selected to participate.

ARTICLE III
BENEFITS

SECTION 3.1.        Benefit Amount.  Except in the case of termination for Cause, in which event no benefit shall be payable under the Plan, if a Participant’s employment with all of the Companies is terminated (a) by death or Disability, or (b) after the Participant has completed five years of Vesting Service, or (c) after the Participant has satisfied the requirements for early retirement under the Retirement Plan, the Participant will be entitled to a benefit in an amount equal to his Supplemental Account Balance payable at such time and in such manner as provided herein.

SECTION 3.2.        Supplemental Account Balance at December 31, 1993.  The Participant’s Supplemental Account Balance at December 31, 1993, is equal to the lump sum Actuarial Equivalent of the Participant’s Supplemental Retirement Benefit payable under the provisions of the Plan in effect on December 31, 1993. The Actuarial Equivalent shall be determined based on the annual Supplemental Retirement Benefit beginning on the Participant’s Normal Retirement Date but based on his Final Average Earnings and Credited Years of Service as of December 31, 1993.

SECTION 3.3.         Redetermination of Supplemental Account Balance on or Before Normal Retirement Date.  The Participant’s Supplemental Account Balance shall be redetermined on each Valuation Date occurring prior to January 1, 2009.

(a)	The Supplemental Account Balance on any Valuation Date after December 31, 1993 is equal to:

(i)	the Supplemental Account Balance as of the immediately preceding Valuation Date, plus

(ii)	the Account Balance Increment for the Plan Year ending on the Valuation Date; less

(iii)	the amount of his Supplemental Retirement Benefit distributed under the Plan pursuant to Section 4.4, or its successor, since the immediately preceding Valuation Date.

(b)	(1) The Account Balance Increment for the Plan Year ending December 31, 1994 shall be determined as of January 1, 1994 and is equal to:

(i)	the projected Supplemental Account Balance at Normal Retirement Date, measured as of December 31, 1993, minus

(ii)	the accrued pension expense as determined by the Retirement Plan actuary under the Statement of Financial Accounting Standards No. 87 as of December 31, 1993, divided by

(iii)	the number of years and months from December 31, 1993 to the Participant’s Normal Retirement Date, minus

(iv)	the Supplemental Account Balance as of December 31, 1993, plus

(v)	the accrued pension expense as determined by the Retirement Plan actuary under the Statement of Financial Accounting Standards No. 87 as of December 31, 1993.

Notwithstanding the above, no Account Balance Increment for the Plan Year ending December 31, 1994 shall be less than zero.

(2)
A portion of the Account Balance Increment constitutes interest which is determined by using the interest rate on 30-year Treasury securities as specified by the Commissioner of the Internal Revenue Service for the month of November of the Plan Year preceding the applicable Plan Year (or such other interest rate as may be then applied for purposes of determining the amount of a lump sum distribution, as specified in Section 1.3C of the Retirement Plan).

(c)	The Participant’s projected Supplemental Account Balance at Normal Retirement Date is equal to the lump sum Actuarial Equivalent of:

(i)	his Projected Total Retirement Benefit, less

(ii)	the amount of his Projected Accrued Benefit under the Retirement Plan; less

(iii)	the amount of his Supplemental Retirement Benefit previously distributed under the Plan pursuant to Section 4.4, or its successor.

Following the December 31, 2008 Valuation Date, no additional benefits shall accrue under this Plan and a Participant’s Supplemental Account Balance shall not increase.

SECTION 3.4.         Reduction of Supplemental Account Balance.  A Participant’s Supplemental Account Balance will be reduced by the amount of any distribution made to the Participant pursuant to Sections 4.3 or 4.4.

SECTION 3.5.         Limitation on Supplemental Account Balance.

(a)            Not withstanding the above, the Supplemental Account Balance on any Valuation Date on or after December 31, 2001 shall not exceed seven million dollars (not including the interest credits provided in Section 3.7(b)), less the Actuarial Equivalent of the amount of any previous distribution under Section 4.3 or 4.4.

ARTICLE IV
PAYMENT OF BENEFITS

SECTION 4.1.        Except in the case of termination for Cause, in which event no benefit shall be payable under the Plan, and except as otherwise provided in Sections 4.2 and 9.1, if a Participant’s employment with all of the Companies is terminated after the Participant has completed five years of Vesting Service, or after the Participant has satisfied the requirements for early retirement under the Retirement Plan, the Participant will be entitled to his Supplemental Account Balance.

SECTION 4.2.         If a Participant’s employment with all of the Companies is terminated (a) by retirement, (b) by Disability, or by death, the Participant or his Beneficiary will be entitled to his Supplemental Account Balance.

SECTION 4.3.         The Supplemental Account Balance shall be paid to the Participant or his Beneficiary in a single lump sum in the month following the month in which the Participant’s termination of employment occurred.

SECTION 4.4.        In the event that all or a portion of the benefits payable under the Plan will be subject to federal income tax or state tax prior to distribution of such benefits, any of the Companies will distribute to the Participant a portion of his benefit in the amount of the taxes paid.  The distribution may not exceed the amount allowable under Code Section 409A and regulations thereunder.

SECTION 4.5.         For purposes of this Plan, termination of employment shall mean “separation of service” under Code Section 409A and regulations thereunder.

SECTION 4.6.        Notwithstanding anything to the contrary herein contained, if Participant is a “specified employee” as defined in Code Section 409A and regulations thereunder, if required under such Code Section and regulations, a benefit payment shall be delayed until the first day of the seventh month following the Participant’s termination.

ARTICLE V
CLAIMS

SECTION 5.1.        If a claim for benefits under the Plan is denied, the Committee will provide a written notice of the denial setting forth the specific reasons for the denial, a description of any additional material or information necessary for a claimant to perfect a claim, and an explanation of why such material or information is necessary and appropriate information as to the steps to be taken for the claim to be submitted for review. A claimant may request a review of a denial. Such requests should be submitted to the Committee, in writing within 60 days after receipt of the denial notice, stating the reasons for requesting the review. A claimant may review pertinent documents and submit issues and comments in writing. A decision will be made on the review of the denial of a claim not later than 60 days after the Committee’s receipt of a request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of a request for review. The decision on review will be in writing to the claimant and shall include specific reasons for the decision.

ARTICLE VI
AMENDMENT AND TERMINATION

SECTION 6.1.        The Board of Directors may amend or terminate the Plan at any time; provided, however, that no such amendment or termination shall have the effect of reducing a Participant’s benefit accrued under the Plan as of the date of such amendment or termination and the Participant shall be entitled to receive such benefit as provided in Article III.

ARTICLE VII
ADMINISTRATION

SECTION 7.1.        The Plan shall be administered by the Committee in accordance with its terms, for the exclusive benefit of Participants. The powers and duties of the Committee shall be similar to those powers and duties granted to the Plan Administrator of the Retirement Plan. Any interpretation or construction of Plan terms or any determination by the Committee with respect to Plan benefits, etc. shall be conclusive and binding with respect to Participants and all other persons. All determinations of the Committee must be made in the good faith exercise of the duties of the Committee members under the Plan and must have a sound, rational basis, which such determinations, and the basis therefor, must be recorded in writing and maintained by the Committee.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.1.         The Company intends that the Plan constitute an unfunded plan maintained for the purposes of providing deferred compensation for a select group of management or highly compensated employees.

SECTION 8.2.        Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall give the Participant the right to be retained in the employ of any of the Companies or interfere with the right of any of the Companies to discharge the Participant at any time, nor shall it give any of the Companies the right to require the Participant to remain in their employ or interfere with the Participant’s right to terminate his employment at any time.

SECTION 8.3.         No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind.

SECTION 8.4.        All rights hereunder shall be governed by and construed according to the laws of the State of New York, except to the extent such laws are preempted by the laws of the United States of America. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

SECTION 8.5.        Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between any of the Companies and the Participant or any other person. To the extent that any person acquires the right to receive payment from any of the Companies under this Plan, such right shall be no greater than the right of any unsecured general creditor of any of the Companies.

SECTION 8.6.         The terms of this Plan shall be binding upon and inure to the benefit of the Companies, their successors and assigns, and the Participant and his heirs and legal representatives.

SECTION 8.7.        If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to any of the Companies, then the appropriate Company may offset such amount so owing, to the extent allowable under Code Section 409A and regulations thereunder, against the amount of benefits otherwise distributable.  Such determination shall be made by the Committee.

SECTION 8.8.        Each of the Companies shall, to the extent permitted by law, have the right to deduct from any payments of any kind with respect to the benefit otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld from such payments.

SECTION 8.9.        All expenses (including, without limitation, legal fees and expenses) incurred by a Participant in connection with, or in prosecuting or defending, any claim or controversy arising out of or relating to the Plan shall be paid by any of the Companies as incurred by the Participant.

ARTICLE IX
CHANGE IN CONTROL

SECTION 9.1.        Notwithstanding Section 4.3, payment to a Participant of the amount set forth in Section 4.1 for the Supplemental Account Balance shall be made within ten days after the Change in Control. Within 30 days after the Change in Control, the Committee shall review the amount of any payments made pursuant to Article IV and shall make any additional payments required if the amounts previously paid were less than the amounts provided for in Section 4.1.

(signature page follows)

IN WITNESS WHEREOF, the Companies have caused this amended and restated Plan to be executed this 16th day of December, 2008.

ATTEST:	TRUSTCO BANK CORP NY

/s/ Thomas M. Poitras	By:	/s/ Robert J. McCormick
Secretary

ATTEST	TRUSTCO BANK

/s/ Thomas M. Poitras	By:	/s/ Robert J. McCormick
Secretary

By signing below the Participants consent to the foregoing amendment and restatement.

/s/ Robert J. McCormick
Robert J. McCormick

/s/ Robert T. Cushing
Robert T. Cushing

/s/ Scot R. Salvador
Scot R. Salvador

EXHIBIT A

TRUSTCO BANK SUPPLEMENTAL RETIREMENT PLAN
PARTICIPATION AGREEMENT

THIS AGREEMENT is made as of December 16, 2008 between Trustco Bank (“Bank”) and  (“Participant”).

The Companies and the Participant mutually agree as follows:

1.              The Participant has received a copy of the Trustco Bank Supplemental Retirement Plan (“Plan”) and has read and understands the Plan.

2.              By completion of this Agreement, the Participant agrees to comply with the terms of the Plan in all respects.

3.              All provisions of the Plan are hereby made a part of this Agreement.

4.              The following special provisions are applicable to the Participant’s participation in the Plan:

TRUSTCO BANK

December 16, 2008	By:	/s/ Robert J. McCormick
Date	Title:	President and Chief Executive Officer

Date	Participant